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                                                                   Exhibit 10.1

                       MASTER STRATEGIC ALLIANCE AGREEMENT
                       -----------------------------------


              THIS MASTER STRATEGIC ALLIANCE AGREEMENT ("Agreement") is entered into this 5th day of June, 1996 by and between HemaSure Inc., a Delaware corporation ("HEMA" or "HemaSure") and the American Red Cross BioMedical Services ("ARCBS").

                                  INTRODUCTION

              WHEREAS, ARCBS is the nation's pre-eminent provider of blood services, serving more than 3,000 hospitals through the generous donations of some 22,000 people daily;

              WHEREAS, HEMA is, among other things, in the business of developing products to increase the safety of donated blood and to improve certain blood collection and transfusion procedures; and

              WHEREAS, ARCBS and HEMA (collectively, the "Parties") believe that a strategic alliance and cooperation between them would be in their mutual interest, all in accordance with the terms and conditions hereinafter set forth,

              NOW, THEREFORE, in consideration of the promises and the mutual covenants of the Parties herein contained, it is hereby agreed as follows:

              1.   SCOPE OF AGREEMENT

                   1.1 The Parties' intention under this agreement is to facilitate the development and expansion of a strategic alliance between them covering the following areas:

                        (a) a collaboration in the area of pathogen inactivation for blood components and plasma for transfusion which collaboration may include (i) the joint completion of development and commercialization of HEMA's Steripath product line, (ii) the availability to ARCBS of special pricing arrangements for HEMA's existing Steripath technology, and/or (iii) a royalty arrangement between the Parties in the case of any subsequently developed Steripath technology;

                        (b) a collaboration on HEMA's tumor cell filter project (which is currently at the basic research level), which may involve a structure similar to that used in pathogen inactivation;

                        (c) a contract to manufacture plasma proteins from

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         American Red Cross volunteer plasma intermediate fractions, co-marketing arrangement for recombinant Factor VIII and VIIa (if and to the extent that HemaSure acquires rights to such products), the possibility of jointly acquiring additional plasma fractionation capacity or development of alternatives to current methods of plasmapheresis;

                        (d) a co-development agreement between the Parties to accelerate the commercialization of HEMA's second generation leukoreduction filter in return for a royalty or special pricing arrangement in favor of ARCBS;

                        (e) a collaboration agreement between the Parties to develop and produce factors for producing a hemoglobin intermediate solution; and

                        (f) a long-term supply agreement for the use of platelets for an infusable platelet membrane product.

         Each of the projects, collaborations, programs or agreements set forth above shall be hereinafter referred to as a "Project".

                   1.2 Each Party agrees to negotiate in good faith the definitive terms of the Projects described above as and when determined by the EC.

                   1.3 It is understood by the Parties that this Agreement is intended to establish a structure of open communication and coordination so as to facilitate the expansion of the Parties' cooperation as set forth above and is not intended to inhibit or restrict either Party from pursuing business opportunities outside of this Agreement where deemed appropriate by such Party.

              2.   ADMINISTRATION.

                   2.1 As soon as practicable after the Effective Date, the Parties shall establish an Executive Committee ("EC") which shall remain in existence for the term of this Agreement. The EC shall be composed of one senior management representative of each of ARCBS and HEMA who shall initially be the individuals set forth in Section 13 below and who shall each have full authority to act in the name and on behalf of his or her company in all matters related to this Agreement. The EC will maintain open communications to coordinate the overall cooperation of the Parties hereunder. In this regard, the EC shall hold a meeting at least once every three months to discuss:

                        (a) Status of any existing Projects and the status


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         of other business activity between the Parties;

                        (b) General issues of business development and strategic cooperation between the Parties, including possible multi party cooperative efforts with other potential strategic partners;

                        (c) In each instance that a Project is undertaken, the EC shall designate the responsibilities of each Party.

                   2.2 Meetings of the EC shall be held alternately between HEMA's and ARCBS's facilities. An extraordinary meeting may be convened at any time at the written request of either Party. The Party hosting a meeting shall prepare the agenda and minutes for the meeting.

                   2.3 The decisions of the EC shall be made in writing by unanimous vote and shall be binding on the Parties.

                   2.4 In such case as the EC decides to pursue a Project, it shall establish the guidelines for the Parties' activity. Any issues that may arise during any phase of a Project which cannot be resolved by the Project teams of the Parties shall be referred to the EC for resolution.

              3. WARRANT. Prior to December 31, 1996, ARCBS may elect to receive a warrant for the purchase of up to 400,000 shares of HemaSure Common Stock, $.01 par value per share, at a purchase price per share of $18.50 pursuant to the conditions and schedule set forth in Exhibit A hereto (the "Warrant"). The Warrant shall expire four years from the date of this Agreement. In the event that ARCBS elects not to exercise its right to receive the Warrant, the Company and ARCBS will negotiate in good faith a financial component in lieu thereof that may be in the form of royalties on the sales of products which may be developed jointly by the parties, a discount on the price of products which may be purchased by ARCBS from HemaSure or such other form as mutually agreed by HemaSure and the Company. The value of such financial component will not exceed the value of the Warrant on the date of this Agreement. In the event that HemaSure and ARCBS are unable to determine within 60 days after commencement of negotiations the value of the Warrant, then the matter shall be submitted to a panel of three independent arbitrators who are investment bankers and whose decision as to value shall be binding. ARCBS will select one such arbitrator, HemaSure shall select the second arbitrator, and the two so selected shall select and designate a third arbitrator.



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              4.   DISPUTES.

                   (a) AMICABLE RESOLUTION: It is the intention of the Parties to settle amicably all differences or disputes arising from this Agreement by conference and negotiation. The Parties will first attempt to resolve any working level disputes through the Project team and, if there is no resolution, through the EC. An attempt at settlement in this manner shall be deemed to have failed when a Party informs the other Party, in writing, of a failure to resolve the dispute at the EC level and a period of six months elapses after such written notice without an amicable resolution.

                   (b) All disputes arising between the Parties hereto in connection with this Agreement, which cannot be settled amicably and satisfactorily by them and which attempt at settlement shall have been deemed to have failed in accordance with Section 4(a) above, shall be subjected to non-binding mediation reasonably satisfactory to the Parties for a period of [six months]. If settlement has not been reached after such mediation, the dispute shall be finally settled under the rules of arbitration of the American Arbitration Association by one neutral arbitrator appointed under the rules of the American Arbitration Association.

                   (c) The arbitration proceedings shall be conducted at a place mutually acceptable to the Parties. If the place of arbitration cannot be agreed upon by the Parties, arbitration shall be conducted in Boston, Massachusetts. Each Party shall be responsible for its respective costs incurred in arbitration, except that the costs and fees imposed by the arbitrator for his expenses shall be borne equally by the Parties.

                   (d) The arbitration award rendered in accordance with this Article will be final. Judgment upon such award may be entered in any court having jurisdiction.

                   (e) In the event of a breach by either Party or any of its obligations or undertakings under Section 8, the other Party shall be entitled to immediate injunctive relief. Such right to injunctive relief shall be in addition to the Parties' other rights under this Agreement.

              5. IDENTIFICATION AND PUBLICITY. The Parties agree that, with respect to any Project which the EC has decided to pursue hereunder, they shall be identified in the marketplace as a team and they shall take all necessary steps in order to enhance the image of the team and the corporate visibility of each Party. Neither Party shall make or distribute any public announcement or


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         media release concerning the subject matter of this Agreement without the prior written approval of the other Party, except as otherwise required by law.

              6. LIMITATION OF LIABILITY AND REMEDIES. IN NO EVENT SHALL A PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION FOR LOSS OF ANTICIPATED PROFITS, IN CONNECTION WITH AN ALLEGED BREACH OF THIS AGREEMENT, HOWEVER CAUSED, BY NEGLIGENCE OR OTHERWISE; PROVIDED THAT THE LIMITATION ON LIABILITY FOR LOSS OF PROFITS SHALL NOT APPLY IN THE EVENT OF A WILLFUL OR GROSSLY NEGLIGENT BREACH OF THE PROVISIONS OF
         SECTION 8 HEREOF.

              7. RELATIONSHIP OF THE PARTIES. The relationship of the Parties under this Agreement is that of independent contractors and that relationship shall continue as such throughout the term of this Agreement. Nothing contained in this Agreement shall be construed to constitute either Party as a partner or agent of the other, and no officer, employee or agent of either Party shall be deemed to be the officer, employee or agent of the other. Neither Party shall hold itself out as a partner or agent of the other or have the authority to make any agreement or commitment, or incur any liability on behalf of the other, except as specifically authorized in this Agreement.

              8. CONFIDENTIAL INFORMATION. During the term of this Agreement and for a period of seven (7) years from any termination or expiration hereof, the Parties agree to keep in confidence and not to disclose to any third party, or use for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement, any Confidential Information. As used herein, "Confidential Information" shall mean all trade secrets or confidential or proprietary information designated as such in writing by the disclosing Party, whether by letter or by the use of an appropriate stamp or legend, prior to or at the time any such trade secret or confidential or proprietary information is disclosed by the disclosing Party to the receiving Party. Notwithstanding the foregoing, information which is orally or visually disclosed to the receiving Party by the disclosing Party, or is disclosed in writing without an appropriate letter, stamp or legend, shall constitute Confidential Information if the disclosing Party, within thirty (30) days after such disclosure, delivers to the receiving Party a written document or documents describing such information and referencing the place and date of such oral, visual or written disclosure and the names of the employes or officers of the receiving Party to whom such disclosure was made. The restrictions on the disclosure and use of Confidential Information set forth in the first sentence of


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         this Section 8 shall not apply to any Confidential Information which
         (a) was known by the receiving Party (as evidenced by the receiving Party's written records) prior to disclosure by the disclosing Party hereunder; (b) is or becomes part of the public domain through no fault of the receiving Party; (c) is disclosed to the receiving Party by a third party having a legal right to make such a disclosure; or (d) is required to be disclosed by law or legal process (provided that the other Party has received prior notice of such intended disclosure if practicable under the circumstances).

              9.   INDEMNIFICATION.

              HEMA agrees to indemnify and hold harmless ARCBS and its directors, officers and employees from and against any and all losses, costs, damages, fees or expenses arising out of the manufacture or sale of any product developed pursuant to this Agreement provided that HEMA shall have the right to control the defense or settlement of any claim for which ARCBS is entitled to indemnification hereunder. HEMA shall not be liable for any litigation costs or expenses incurred by ARCBS (or its directors, officers or employees) without HEMA's prior written consent.

              10.  TERM AND TERMINATION.

                   10.1 This Agreement shall become effective upon execution by both Parties and shall continue in full force and effect for ten years from the date of this Agreement, unless terminated earlier by the mutual agreement of the Parties or in accordance with the provisions herein.

                   10.2 Either Party shall have the right to terminate this Agreement for "cause" at any time, by giving written notice to the other Party in the event that the other Party:

                        (i) commits a noncurable default or violation of this Agreement; or

                       (ii) commits a curable default or violation of this Agreement which is not remedied within thirty (30) days after written notice thereof.

              11. ENTIRE AGREEMENT. This Agreement is the complete and exclusive statement of the agreement between the Parties, which supersedes and merges all prior proposals, understandings and all other agreements, oral and written, between the Parties relating to the subject matter of this Agreement. This Agreement cannot be modified or altered except by a written instrument duly executed


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         by both Parties.

              12. SUCCESSORS, ASSIGNMENT. This Agreement shall be binding upon, and shall inure to the benefit of successors to a Party hereto, but shall not otherwise be assignable without the prior written consent of both Parties.

              13.  NOTICES.

                   13.1 All notices, requests, consents and other communications under this Agreement shall be in writing and shall be delivered by hand or telecopier or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

                        (i) if to HEMA, at HemaSure Inc., 33 Locke Drive Marlborough, Massachusetts 01752 ((508) 485-6045), Attention:
         President, or at such other address or addresses as may have been furnished in writing by HEMA to ARCBS, with a copy to Susan W. Murley, Esq., Hale and Dorr, 60 State Street, Boston, Massachusetts 02109 (telecopier no. (617) 526-5000); and

                       (ii) if to ARCBS, at 1616 North Fort Meyer Drive, Rosslyn, Virginia 22209 (telecopier no. 703-312-5734), Attention: Niall
         M. Conway, Vice President of Manufacturing, or at such other address or addresses as may have been furnished in writing by ARCBS to HEMA.

                   13.2 Notices provided in accordance with this Section 12 shall be deemed delivered upon personal delivery or two business days after deposit in the mail.

              14. INVALIDITY. If any provision of this Agreement is held to be invalid, such invalidity shall not affect the validity of the remaining provisions.

              15. EXPENSES. Each Party shall be solely responsible for its own expenses under this Agreement.

              16. CAPTIONS. All captions herein are for convenience only and shall not be interpreted as having any substantive meaning.

              17. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware.



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              IN WITNESS WHEREOF, the Parties have executed this Agreement effective the date first written above.


       HEMASURE INC.                        AMERICAN RED CROSS BIOMEDICAL
                                              SERVICES


       By: /s/ Steven H. Rouhandeh          By: /s/ Derrick McKinley
           -------------------------            -----------------------
           Name: Steven H. Rouhandeh            Name: Derrick McKinley
           Title: President                     Title: Senior Director
                                                       of Manufacturing
                                                       and Engineering




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
                                    Exhibit A
                                    ---------

                                                 Number of Shares Exercisable
                                                 Under Warrant Upon
              Project                            Execution of Final Agreement
              -------                            ----------------------------

       Pathogen inactivation
         collaboration (subsection 1.1(a))*                  40,000

       Tumor cell filter project
         (subsection 1.1(b))*                                40,000

       Plasma contract, plasma fractionation
         agreement or plasma supply agreement,
         co-marketing arrangement for
         recombinant factor VIII and factor VIIa
         (to extent HemaSure acquires access to
         such products) and development of
         alternatives to current methods of
         plasmapheresis (subsection 1.1(c))                 120,000

       Co-development agreement to
         accelerate commercialization of
         leukoreduction filters
         (subsection 1.1(d))*                               120,000

       Collaboration to develop and
         produce factors for hemoglobin
         intermediate solution
         (subsection 1.1(e))*                                40,000

       Platelet supply agreement for
         infusable platelet membrane
         product (subsection 1.1(f))*                        40,000


       ------------------
         * Upon mutual agreement of the Parties, these projects may be substituted for other projects not currently contemplated by the Agreement.

